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                                                                  EXHIBIT 99.1

                   F.N.B. CORPORATION TO BUY PITTSBURGH-BASED
                        MORRELL, BUTZ & JUNKER INSURANCE

Hermitage, PA - July 26, 2004 - F.N.B. Corporation (NYSE: FNB) announced today the signing of a definitive agreement to purchase Morrell, Butz & Junker, Inc., a full-service insurance agency based in Pittsburgh that offers property and casualty, life, and health insurance, and group benefits coverage to both commercial and individual clients.

The company will become a part of F.N.B. Corporation's First National Insurance Agency, Inc. The acquisition doubles the size of F.N.B.'s insurance division and is expected to be accretive in 2005.

"We are extremely pleased to acquire such a thriving agency that is so complementary to our current business," said Stephen Gurgovits, President and CEO of F.N.B. "This will provide the stable foundation and additional management strength our insurance division needs to grow and prosper."

Morrell, Butz and Junker, Inc., is owned by James J. Morrell, Randall C. Butz, and Stephen P. Lesser. Founded in 1992, it is one of the largest independent insurance agencies based in Western Pennsylvania, with revenues of $4.0 million. It operates offices in Pittsburgh, Delmont, and Johnstown, PA, and serves clients in Allegheny, Westmoreland, Indiana, Butler, Fayette, Somerset, Cambria, Bedford and Blair Counties. The agency's employees, as well as its owners, will remain with the company.

"We are delighted to be joining First National Insurance Agency," said James J. Morrell, President and CEO of Morrell, Butz, and Junker. "The merger of these two premier, high-performing businesses, and the resultant complementary market coverage, will benefit our clients, our employees, and the F.N.B. shareholders."

This is the third acquisition by F.N.B. in 2004.   In April the company's
Regency Finance division acquired eight consumer finance offices in the greater Columbus, Ohio region. In May F.N.B. announced a definitive agreement to merge with Slippery Rock Financial Corporation, parent of First National Bank of Slippery Rock.


                                                                     More. . .
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                                                 F.N.B. Corporation Page 2 of 2


ABOUT F.N.B. CORPORATION:
F.N.B. Corporation, headquartered in Hermitage, PA has total assets of $4.8 billion. F.N.B. is a leading provider of banking, wealth management, insurance, and consumer finance services in Western Pennsylvania and Eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc., and Regency Finance Company. It also operates consumer finance offices in Tennessee.


Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation's outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 30 consecutive years.


The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB.

                                      # # #

This document contains "forward-looking statements" relating to present or future trends or factors affecting the banking industry and specifically the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance or the results projected. These factors include, but are not limited to: (1) a significant increase in competitive pressures among depository institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. is engaged; and (6) changes in the securities markets. F.N.B. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this release.

                                        MEDIA CONTACT:           Kathryn Lima
                                                                 724-981-4318
                                                          724-301-6984 (cell)
                                                       www.fnbcorporation.com